Exhibit 5.1
[Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]
July 27, 2007
ProLink Holdings Corp.
410 S. Benson Lane
Chandler, AZ 85224
Ladies and gentlemen:
        We have acted as counsel for ProLink Holdings Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a Registration Statement on Form SB-2, Registration No. 333-140582, as amended, as originally filed with the Commission on February 9, 2007 and declared effective on June 7, 2007 (the “Initial Registration Statement”), and (ii) a Registration Statement on Form SB-2 to be filed on June 27, 2007 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “462(b) Registration Statement”). This opinion is being rendered to you in connection with the filing of the 462(b) Registration Statement, pursuant to which the Company is registering 172,128 additional shares (the “Additional Shares”) of the Company’s $0.0001 par value common stock.
        As counsel to the Company, we have examined the Company’s Certificate of Ownership and Merger and By-Laws, each as amended and currently in effect, and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion, the Additional Shares included in the 462(b) Registration Statement have been duly authorized, validly issued, and are fully paid and non-assessable.
        We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.
        We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the 462(b) Registration Statement. Reference is made to the section of the 462(b) Registration Statement entitled “Legal Matters” for a description of ownership of the Company’s securities by a member of this firm.
Very truly yours,

/s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.